UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

April 11, 2016

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 427-0100
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 13, 2016, The Gap, Inc. (the “Company”) issued a press release announcing the appointment of Sonia Syngal as Global Brand President, Old Navy, effective April 13, 2016. A copy of this press release is attached hereto as Exhibit 99.1.

Ms. Syngal had been serving as Executive Vice President, Global Supply Chain and Product Operations, since February 2015. Prior to that, she served in a number of positions with the Company: Executive Vice President, Global Supply Chain from November 2013 to February 2015; Senior Vice President, Old Navy International from February 2013 to November 2013; Senior Vice President and Managing Director, Europe from May 2011 to February 2013; Senior Vice President and General Manager, International Outlets from January 2010 to May 2011; Vice President positions in Global Production, Supply Chain, Outlet and Corporate Sourcing from July 2004 to January 2010.

On April 11, 2016, the Company and Ms. Syngal executed a letter agreement (the “Agreement”). The Agreement was approved by the Board’s Compensation and Management Development Committee (the “Committee”), which is composed solely of independent directors.

The following description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Position	• Global Brand President, Old Navy
Term	• At-will employment (no term).
Salary	• $875,000 annual base salary.
Annual Bonus	• Annual performance-based bonus targeted at 100% of annual base salary, with the potential to earn no bonus or up to 200% of annual base salary depending upon performance.
Equity
•
75,000 stock options granted at fair market value on April 13, 2016, vesting 25% per year over four years.

•
Target opportunity of 180% of base salary to earn performance shares under the Company’s Long-Term Growth Program that rewards achievement of Gap Inc. financial objectives over a three-year period beginning in 2016. Depending on results, the actual performance shares, if any, may be higher or lower and can reach a maximum of 300% of target shares. Performance shares granted on March 14, 2016 and April 13, 2016 together represent a target grant at the Global President level. Awards are made in the form of performance shares that are paid in Company stock upon vesting. Payout is subject to certification by the Committee and the provisions of the Company’s stock plan and the award agreement thereunder. Earned shares will vest 50% on the date the Committee certifies attainment and 50% one year from the certification date.

Benefits	• Benefits available to senior executives.
Termination/Severance
•
Upon involuntary termination for reasons other than cause prior to February 13, 2018, the Company will provide, subject to a release of claims, her then-current salary for 18 months, reimbursement for COBRA healthcare continuation, reimbursement for costs to maintain the financial counseling the Company provides to senior executives, a prorated bonus in year of termination if she worked 3 months of the fiscal year and if earned based on actual fiscal results and 100% standard for individual component achieved in the year of termination, accelerated vesting (but not settlement) of restricted stock units and performance shares that remain subject only to time vesting conditions scheduled to vest prior to April 1 following the fiscal year of termination, all as described in more detail in the Agreement.

Recoupment
•
The Company can require Ms. Syngal to repay bonus and equity compensation if the Company is required to restate its financial statements as a result of her misconduct as described in more detail in the Agreement.

Covenants	• Includes confidentiality, non-disparagement, and one-year non-solicitation following termination of employment.

Item 9.01.    Financial Statements and Exhibits
10.1     Agreement with Sonia Syngal dated April 11, 2016 and confirmed on April 11, 2016

99.1     Press Release dated April 13, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date:	April 13, 2016	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President and Global General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement with Sonia Syngal dated April 11, 2016 and confirmed on April 11, 2016
99.1	Press Release dated September 29, 2015

5